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                                                                      EXHIBIT 21

                         EDO CORPORATION'S SUBSIDIARIES

                               ACTIVE SUBSIDARIES

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                                          STATE OR COUNTRY OF                   NAMES UNDER WHICH
    SUBSIDIARY                              INCORPORATION OR                SUBSIDIARY DOES BUSINESS
                                              ORGANIZATION
Darlington Inc.                               Delaware                      Darlington of Virginia, Inc.

EDO Artisan Inc.                              New Jersey

EDO Communications and Countermeasures        California
Systems Inc.

EVI Technology, LLC                           Delaware                      EDO EVI

EDO MBM Technology Limited                    United Kingdom

EDO MTech Inc.                                Pennsylvania                  EDO M. Tech

EDO Professional Services Inc.                Virginia                      Advanced Engineering & Research
                                                                            Associates Which Will Do Business In
                                                                            California As Virginia AERA, Inc
                                                                            AERA Incorporated
                                                                            AERA, Inc.

EDO Reconnaissance and Surveillance           Delaware                      EDO Communications and
Systems, Inc.                                                               Countermeasures Systems

EDO Rugged Systems Limited                    United Kingdom

EDO (UK) Limited                              United Kingdom

EDO Western Corporation                       Utah                          EDO Electro-Ceramic Products

Fiber Innovations, Inc.                       Massachusetts

NexGen Communications LLC                     Virginia

Specialty Plastics, Inc.                      Louisiana                     EDO Specialty Plastics
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